Exhibit 99.1

Revolve Group Announces Third Quarter 2019 Financial Results

Net Sales Increased 22% to $154.2 million

Net Income Increased 34% to $9.6 million

Adjusted EBITDA Increased 40% to $14.4 million

Los Angeles, CA – November 7, 2019 - Revolve Group, Inc. (NYSE: RVLV), the next-generation fashion retailer for Millennial and Generation Z consumers, today announced financial results for the third quarter ended September 30, 2019.

“We delivered strong growth in net sales, profitability and cash flows in Q3, while continuing to invest in the large market opportunity ahead of us,” said co-founder and co-CEO Mike Karanikolas. “Our ability to drive profitable growth at scale illustrates our unique business model and the deep relationship we have established with our growing customer base,” added co-founder and co-CEO Michael Mente.

Third Quarter Financial Highlights

	Three Months Ended September 30,
	2019(1)	2018	YoY Change
	(in thousands)
Net sales	$154,197	$125,909	22.5%
Gross profit	$82,678	$66,385	24.5%
Gross margin	53.6%	52.7%
Net income	$9,559	$7,140	33.9%
Adjusted EBITDA (non-GAAP financial measure)	$14,438	$10,312	40.0%
Net cash provided by operating activities	$9,150	$2,410	279.7%
Free cash flow (non-GAAP financial measure)	$7,448	$1,822	308.8%

(1)	Third quarter 2019 financial results reflect $1.5 million in net sales realized as a result of a change in estimate related to store credit breakage.

Operational Metrics

Active customers	1,438	1,080	33.1%
Orders placed	1,194	950	25.7%

•	Total net sales of $154.2 million, a year-over-year increase of 22.5%
o	Revolve segment net sales of $135.4 million, a year-over-year increase of 23.7%
o	Forward segment net sales of $18.8 million, a year-over-year increase of 14.2%
•	Gross profit of $82.7 million, a year-over-year increase of 24.5%
•	Gross margin of 53.6%, a year-over-year increase of 89 basis points
•	Net income of $9.6 million, a year-over-year increase of 33.9%
•	Adjusted EBITDA (a non-GAAP financial measure) of $14.4 million, a year-over-year increase of 40.0%
•	Net cash generated by operating activities of $9.2 million, a year-over-year increase of 279.7%
•	Free cash flow of $7.4 million, a year-over-year increase of 308.8%
•	Cash and cash equivalents of $51.1 million, an increase of 14% from June 30, 2019, and no debt
•	1,438,000 active customers in the trailing 12 months, a year-over-year increase of 33.1%
•	1,194,000 orders placed, a year-over-year increase of 25.7%
•	Average order value (AOV) of $275, a year-over-year decrease of 1.8%

Outlook

Based on information available as of November 7, 2019, we are providing the following outlook for the full fiscal year ending December 31, 2019:

Net Sales	$598 - $606 million	20% - 22% growth
Adjusted EBITDA	$51 - $55 million	10% - 18% growth 8.5% - 9.1% margin

We have not reconciled our adjusted EBITDA outlook to GAAP net income because we do not provide an outlook for GAAP net income due to the uncertainty and potential variability of other expense, net, and provision for income taxes and one-time expenses, net, which are reconciling items between adjusted EBITDA and GAAP net income. Because such items cannot be reasonably predicted, we are unable to provide a reconciliation of the non-GAAP financial measure outlook to the corresponding GAAP measure. However, such items could have a significant impact on GAAP net income.

Conference Call Information

Revolve Group management will host a call today at 4:30 pm ET / 1:30 pm PT to discuss today’s results in more detail.  To participate, please dial (866) 393-4306 within the United States or (734) 385-2616 outside the United States approximately 10 minutes before the scheduled start of the call. The conference ID for the call is 8975837.  The conference call will also be accessible, live via audio broadcast, on the Investor Relations section of the Revolve Group website at investors.revolve.com. A replay of the conference call will be available online at investors.revolve.com. In addition, an audio replay of the call will be available for one week following the call and can be accessed by dialing (855) 859-2056 within the United States or (404) 537-3406 outside the United States. The replay ID is 8975837.

Forward-Looking Statements

This press release contains ‘‘forward-looking statements’’ within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current fact included in this press release are forward-looking statements, including but not limited to statements regarding our future growth and our financial outlook for the full fiscal year 2019. Forward-looking statements include statements containing words such as “expect,” “anticipate,” “believe,” “project,” “will” and similar expressions intended to identify forward-looking statements. These forward-looking statements are based upon our current expectations. Forward-looking statements involve risks and uncertainties. Our actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to general economic conditions, our fluctuating operating results, seasonality in our business, our ability to acquire products on reasonable terms, our online business model, demand for our products, our ability to attract customers in a cost effective manner, the strength of our brand, competition, fraud, system interruptions, our ability to fulfill orders and other risks and uncertainties included under the caption “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission, including, without limitation, the final prospectus related to our initial public offering filed with the SEC on June 7, 2019 and the Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, which we expect to file with the SEC on or before November 12, 2019. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Revolve Group, Inc. undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Use of Non-GAAP Financial Measures and Other Operating Metrics

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), we reference in this press release and the accompanying tables the following non-GAAP financial measures: adjusted EBITDA, free cash flow and adjusted diluted earnings per share.

The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and our non-GAAP measures may be different from non-GAAP measures used by other companies.

We use these non-GAAP financial measures to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses that may not be indicative of our ongoing core operating performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when analyzing historical performance and liquidity and when planning, forecasting, and analyzing future periods.

For a reconciliation of these non-GAAP financial measures to GAAP measures, please see the tables captioned “Reconciliation of Non-GAAP Financial Measures” included at the end of this release

Definitions of our Non-GAAP financial measures and other operating metrics are presented below.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that we calculate as net income before other expense, net, taxes, depreciation and amortization, adjusted to exclude the effects of equity-based compensation expense and certain one-time expenses. Adjusted EBITDA is a key measure used by management to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of equity-based compensation, excludes an item that we do not consider to be indicative of our core operating performance.

Free Cash Flow

Free cash flow is a non-GAAP financial measure that we calculate as net cash provided by (used in) operating activities less net cash used in capital expenditures. We view free cash flow as an important indicator of our liquidity because it measures the amount of cash we generate. Free cash flow also reflects changes in working capital.

Adjusted Diluted Earnings per Share

Adjusted diluted earnings per share is a non-GAAP financial measure that we calculate as diluted earnings (net loss) per share adjusted to exclude the per share impact of the issuance and repurchase of Class B common stock as part of our initial public offering.

Active Customers

We define an active customer as a unique customer account from which a purchase was made across our platform at least once in the preceding 12-month period. In any particular period, we determine our number of active customers by counting the total number of customers who have made at least one purchase in the preceding 12-month period, measured from the last date of such period.

Total Orders Placed

We define total orders placed as the total number of customer orders placed by our customers across our platform in any period.

Average Order Value

We define average order value as the sum of the total gross sales from our sites in a given period divided by the total orders placed in that period. We believe our high average order value demonstrates the premium nature of our product. Average order value varies depending on the site through which we sell merchandise.

About Revolve Group, Inc.

Revolve Group, Inc. (RVLV) is the next-generation fashion retailer for Millennial and Generation Z consumers. As a trusted, premium lifestyle brand, and a go-to online source for discovery and inspiration, we deliver an engaging customer experience from a vast yet curated offering of apparel, footwear, accessories and beauty styles. Our dynamic platform connects a deeply engaged community of millions of consumers, thousands of global fashion influencers, and hundreds of emerging, established and owned brands.

We were founded in 2003 by our co-CEOs, Michael Mente and Mike Karanikolas. We sell merchandise through two differentiated segments, REVOLVE and FORWARD, that leverage one platform. Through REVOLVE we offer a highly curated assortment of full-price premium apparel and footwear, accessories and beauty products from emerging, established and owned brands.  Through FORWARD we offer an assortment of iconic and emerging luxury brands. For more information, visit www.revolve.com.

Contact:

Investors:

Erik Randerson, CFA

562.677.9513

IR@revolve.com

or

Media:

Kendall Sargeant

kendall.sargeant@revolve.com

REVOLVE GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net sales	$154,197	$125,909	$453,437	$371,016
Cost of sales	71,519	59,524	209,587	174,866
Gross profit	82,678	66,385	243,850	196,150
Operating expenses:
Fulfillment	5,118	3,327	14,914	9,372
Selling and distribution	22,581	18,305	66,811	52,827
Marketing	23,127	18,956	67,539	55,470
General and administrative	19,019	16,280	57,124	47,365
Total operating expenses	69,845	56,868	206,388	165,034
Income from operations	12,833	9,517	37,462	31,116
Other (income) expense, net	(7)	155	653	475
Income before income taxes	12,840	9,362	36,809	30,641
Provision for income tax	3,281	2,222	9,547	7,702
Net income	9,559	7,140	27,262	22,939
Less: Net loss attributable to non-controlling interest	—	—	—	47
Net income attributable to Revolve Group, Inc.	9,559	7,140	27,262	22,986
Less: Repurchase of Class B common stock upon corporate conversion	—	—	(40,816)	—
Net income (loss) attributable to common stockholders	$9,559	$7,140	$(13,554)	$22,986
Earnings (net loss) per share of Class A and Class B common stock:
Basic	$0.14	$0.11	$(0.25)	$0.35
Diluted	$0.13	$0.10	$(0.25)	$0.33
Weighted average Class A and Class B common shares outstanding:
Basic	68,871	41,936	53,376	41,936
Diluted	72,658	44,798	53,376	44,458

REVOLVE GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except unit, share and per share data)

	September 30,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$51,145	$16,369
Accounts receivable, net	5,600	5,337
Inventory	103,744	102,220
Income taxes receivable	13	—
Prepaid expenses and other current assets	26,213	15,227
Total current assets	186,715	139,153
Property and equipment, net	14,890	5,907
Intangible assets, net	322	564
Goodwill	2,042	2,042
Other assets	669	731
Deferred income taxes	17,093	13,677
Total assets	$221,731	$162,074
Liabilities and Members'/Stockholders' Equity
Current liabilities:
Accounts payable	$25,812	$20,219
Income taxes payable	506	917
Accrued expenses	21,106	18,398
Returns reserve	37,469	29,184
Other current liabilities	16,048	13,538
Total current liabilities	100,941	82,256
Members' equity:
Class T Preferred Units, no par value—zero and 23,551,834 units authorized, issued and outstanding as of September 30, 2019 and December 31, 2018, respectively.	—	15,000
Class A Common Units, no par value—zero and 41,936,219 units authorized, issued and outstanding as of September 30, 2019 and December 31, 2018, respectively.	—	3,548
Stockholders' equity:
Class A common stock, $0.001 par value; 1,000,000,000 and zero shares authorized as of September 30, 2019 and December 31, 2018, respectively; 13,529,603 and zero shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively.	14	—
Class B common stock, $0.001 par value; 125,000,000 and zero shares authorized as of September 30, 2019 and December 31, 2018, respectively; 55,340,994 and zero shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively.	55	—
Accumulated members' equity	—	61,270
Additional paid-in capital	72,884	—
Retained earnings	47,837	—
Total members'/stockholders' equity	120,790	79,818
Total liabilities and members’/stockholders’ equity	$221,731	$162,074

REVOLVE GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Nine Months Ended September 30,
	2019	2018
Operating activities:
Net income	$27,262	$22,939
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,716	2,209
Equity-based compensation	1,545	864
Deferred income taxes	(3,416)	1,982
Changes in operating assets and liabilities:
Accounts receivable	(263)	(1,196)
Inventories	(15,540)	(13,601)
Income taxes receivable	(13)	(1,648)
Prepaid expenses and other current assets	34	(1,621)
Other assets	62	(372)
Accounts payable	5,593	806
Income taxes payable	(411)	—
Accrued expenses	2,708	4,504
Returns reserve	8,285	11,596
Other current liabilities	3,271	1,575
Net cash provided by operating activities	31,833	28,037
Investing activities:
Purchases of property and equipment	(11,457)	(1,665)
Net cash used in investing activities	(11,457)	(1,665)
Financing activities:
Proceeds from initial public offering, net of underwriting discounts paid	57,077	—
Repurchase of Class B common stock upon corporate conversion	(40,816)	—
Repayment of line of credit	—	(15,100)
Payment of deferred offering costs	(1,697)	(1,780)
Proceeds from the exercise of stock options, net	3	—
Net cash provided by (used in) financing activities	14,567	(16,880)
Effect of exchange rate changes on cash and cash equivalents	(167)	(80)
Net increase in cash and cash equivalents	34,776	9,412
Cash and cash equivalents, beginning of period	16,369	10,588
Cash and cash equivalents, end of period	$51,145	$20,000
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$—	$87
Income taxes, net of refund	$13,388	$7,368

REVOLVE GROUP, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(Unaudited)

The following table summarizes our net sales and gross profit for each of our reportable segments (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
Net sales	2019	2018	2019	2018
REVOLVE	$135,426	$109,473	$402,021	$322,588
FORWARD	18,771	16,436	51,416	48,428
Total	$154,197	$125,909	$453,437	$371,016

Gross profit
REVOLVE	$74,991	$61,236	$223,091	$178,336
FORWARD	7,687	5,149	20,759	17,814
Total	$82,678	$66,385	$243,850	$196,150

The following table lists net sales by geographic area (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
United States	$128,234	$103,280	$379,694	$301,506
Rest of the world	25,963	22,629	73,743	69,510
Total	$154,197	$125,909	$453,437	$371,016

REVOLVE GROUP, INC. AND SUBSIDIARIES

KEY OPERATING AND FNANCIAL METRICS

(Unaudited)

(In thousands, except average order value and percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(in thousands, except average order value and percentages)
Gross margin	53.6%	52.7%	53.8%	52.9%
Adjusted EBITDA	$14,438	$10,312	$41,955	$34,619
Free cash flow	$7,448	$1,822	$20,376	$26,372
Active customers	1,438	1,080	1,438	1,080
Total orders placed	1,194	950	3,623	2,756
Average order value	$275	$280	$270	$281

REVOLVE GROUP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

A reconciliation of non-GAAP adjusted EBITDA to net income for the three and nine months ended September 30, 2019 and 2018 is as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(in thousands)
Net income	$9,559	$7,140	$27,262	$22,939
Excluding:
Other (income) expense, net	(7)	155	653	475
Provision for income tax	3,281	2,222	9,547	7,702
Depreciation and amortization	1,132	750	2,716	2,209
Equity-based compensation	513	352	1,545	864
One-time expenses, net(1)	(40)	(307)	232	430
Adjusted EBITDA	$14,438	$10,312	$41,955	$34,619

(1)

One-time expenses, net in the nine months ended September 30, 2019 primarily relate to legal settlements. One time-expenses, net in the three and nine months ended September 30, 2018 primarily relate to our entity restructuring and our initial public offering.

A reconciliation of non-GAAP free cash flow to cash provided by operating activities for the three and nine months ended September 30, 2019 and 2018 is as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(in thousands)
Net cash provided by operating activities	$9,150	$2,410	$31,833	$28,037
Purchases of property and equipment	(1,702)	(588)	(11,457)	(1,665)
Free cash flow	$7,448	$1,822	$20,376	$26,372
Net cash used in investing activities	$(1,702)	$(588)	$(11,457)	$(1,665)
Net cash (used in) provided by financing activities	$(968)	$(1,780)	$14,567	$(16,880)

A reconciliation of non-GAAP adjusted diluted earnings per share to diluted earnings (net loss) per share for the three and nine months ended September 30, 2019 and 2018 is as follows (in dollars):

	Three Months Ended September 30,			Nine Months Ended September 30,
	2019		2018	2019		2018
	Class A	Class B	Class B	Class A	Class B	Class B
Earnings (net loss) per share — diluted	$0.13	$0.13	$0.10	$(0.25)	$(0.25)	$0.33
Repurchase of Class B common stock, net	—	—	—	0.63	0.63	—
Adjusted earnings per share — diluted	$0.13	$0.13	$0.10	$0.38	$0.38	$0.33